                       STOCK APPRECIATION RIGHTS AGREEMENT


         This Stock Appreciation Rights Agreement (this "SAR Agreement"), dated as of January 3, 2000, is by and between Martin Industries, Inc., a Delaware corporation (the "Company"), and __________________, an individual (the "Employee").

         The Company desires to advance the interests of the Company and its stockholders by affording to the Employee an opportunity to increase his proprietary interest in the Company by the grant to the Employee of stock appreciate rights ("SARs") under the terms set forth in this SAR Agreement and to thereby further align the interests of the Employee with the interests of the stockholders of the Company. The Company also seeks through the grant of SARs hereunder to compensate, motivate and incentivize the Employee as one of its key management personnel upon whose judgment, initiative, leadership and continued efforts the successful conduct of the business operations of the Company is largely dependent. The Employee desires to obtain the SARs granted hereunder.

         In consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

         1. Grant. (a) The Company hereby grants to the Employee, and the Employee hereby accepts, ___________________ (_______) Stock Appreciation Rights (or "SARs") on the terms and conditions set forth in this SAR Agreement.

                  (b) (i) The Employee's SARs shall be recorded to an account (an "SAR Account") maintained for the Employee on the books and records of the Company. On or before February 15, 2001, the Company shall determine and the Employee's SAR Account will be credited with the amount of cash equal to the excess, if any, of (A) the fair market value of one share of the Company's common stock, $0.01 par value per share (the "Common Stock"), as of December 31, 2000, over (B) the fair market value of one share of the Common Stock as of December 31, 1999, multiplied by the number of SARs credited to the Employee's SAR Account. The amount of cash credited to the Employee's SAR Account will be paid to the Employee, less taxes required to be withheld by the Company, on or before March 31, 2001. The parties acknowledge and agree that the fair market value of one share of Common Stock as of December 31, 1999 is $1.6875. This amount (which is subject to adjustment as provided below) is sometimes hereafter referred to as the "Benchmark Fair Market Value."

                           (ii)     In the event the fair market value of one
share of Common Stock as of December 31, 2000 is greater than the Benchmark Fair Market Value, then the Benchmark Fair Market Value shall be increased to the fair market value of one share of Common Stock as of December 31, 2000. On or before February 15, 2002, the Company shall determine and the

Employee's SAR Account will be credited with the amount of cash equal to the excess, if any, of (A) the fair market value of one share of the Common Stock as of December 31, 2001, over (B) the Benchmark Fair Market Value, multiplied by the number SARs credited to the Employee's SAR Account. The amount of cash credited to the Employee's SAR Account will be paid to the Employee, less taxes required to be withheld by the Company, on or before March 31, 2002.

                           (iii)    In the event the fair market value of one
share of Common Stock as of December 31, 2001 is greater than the Benchmark Fair Market Value as then in effect, then the Benchmark Fair Market Value shall be increased to the fair market value of one share of Common Stock as of December 31, 2001. On or before February 15, 2003, the Company shall determine and the Employee's SARs Account will be credited with the amount of cash equal to the excess, if any, of (A) the fair market value of one share of the Common Stock as of December 31, 2002, over (B) the Benchmark Fair Market Value, multiplied by the number SARs credited to the Employee's SAR Account. The amount of cash credited to the Employee's SAR Account will be paid to the Employee, less taxes required to be withheld by the Company, on or before March 31, 2003. Unless earlier terminated in accordance with the provisions of this SAR Agreement, this SAR Agreement shall terminate upon the payment made by the Company under this paragraph (iii) or, if no such payment is due, this SAR Agreement shall terminate effective as of January 1, 2003.

                  (c) For purposes of this SAR Agreement, "fair market value" shall mean, if applicable, the closing price per share of the Common Stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such Common Stock is sold in the regular way (the "Exchange"); or the last sales price per share of the Common Stock quoted on an automated quotation system of a registered securities association on which such Common Stock is sold in a regular way (the "Quotation System"); or if the Common Stock is not registered or traded in such a manner that such quotations are available, the fair market value shall be deemed to be the fair value per share of Common Stock determined in good faith by the Board of Directors of the Company as of a date which is within 30 days of the date as of which the determination is to be made. If the date on which the determination of fair market value is to be made is a day on which the Common Stock is not sold on the Exchange or the Quotation System, then the fair market value shall be determined as of the next day on which such sales of the Common Stock occur.

         2. Dilution and Other Adjustments. In the event that the outstanding shares of Common Stock hereafter are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend after the effective date of this SAR Agreement and the Compensation Committee of the Board of Directors of the Company determines in its sole discretion that such change equitably requires an adjustment in the number of SARs granted hereunder and/or the Benchmark Fair Market Value then in effect, then the SARs granted hereunder and/or the Benchmark Fair Market Value shall be adjusted appropriately at the direction of the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), whose determination shall be conclusive and binding for all purposes hereunder.

         3. Dissolution or Liquidation; Merger or Change in Control. (a) In the event of a dissolution or liquidation of the Company, the SARs granted hereunder shall terminate upon such dissolution or liquidation; provided, however, that the Company shall determine the amount of cash equal to the excess, if any, of (i) the fair market value of one share of the Company's Common Stock as of the thirtieth (30th) day prior to the proposed date of the dissolution or liquidation, over (ii) the most recently determined Benchmark Fair Market Value, multiplied by the number SARs then credited to the Employee's SAR Account and such cash amount (less any taxes required to be withheld by the Company) shall be paid to the Employee upon such dissolution or liquidation.

         (b) In the event of (i) any merger, consolidation or combination, other than (A) any merger, consolidation or combination that is solely for the purpose of changing the domicile of the Company, and (B) any merger, consolidation or combination that would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or combination, or (ii) any sale of substantially all the assets of the Company or a sufficient amount of common stock in the Company (whether by tender offer, original issuance, or a single or series of related stock purchase and sale agreements and/or transactions) sufficient to confer on the purchaser or purchasers thereof (whether individually or in a group) the ability to elect a majority of the Board of Directors of the Company (without regard to any provisions concerning the classification of Board members or the staggering of their terms), the SARs granted hereunder shall terminate; provided, however, that the Company shall determine the amount of cash equal to the excess, if any, of (x) the fair market value of one share of the Company's Common Stock as of the thirtieth (30th) day prior to the date of the merger, consolidation, combination or sale of assets or common stock, over (y) the most recently determined Benchmark Fair Market Value, multiplied by the number SARs then credited to the Employee's SAR Account and such cash amount (less any taxes required to be withheld by the Company) shall be paid to the Employee upon such merger, consolidation, combination or sale of assets or common stock.

         (c) The manner of application of the foregoing provisions shall be determined solely by the Board of Directors of the Company or the Compensation Committee, whose determination shall be conclusive and binding for all purposes hereunder.


         4. Prohibition on Transfer of SARs. No SAR shall be assigned or transferred by the Employee, or subjected to any lien; provided that in the event of the Employee's death, the Employee's SAR Account shall be maintained (subject to Section 5(a) below) for the benefit of the Employee's designated beneficiary or estate. During the lifetime of the Employee, payments pursuant to the SARs granted hereunder shall be made only to the Employee.

         5.       Effect of Death or Other Termination of Employment.

                  (a) In the event that the employment of the Employee shall be terminated voluntarily by the Employee or due to the Employee's death or disability, the SARs granted hereby shall be terminated effective on the date of the termination of the Employee's employment; provided that, if the termination occurs after December 31, 2000, the Company shall determine and the Employee's SAR Account will be credited with the amount of cash equal to the excess, if any, of (i) the fair market value of one share of the Company's Common Stock as of the date of termination of the Employee's employment, over
(ii) the most recently determined Benchmark Fair Market Value, multiplied by the number SARs credited to the Employee's SAR Account as of the date of termination of the Employee's employment and such cash amount (less any taxes required to be withheld by the Company) shall be paid to the Employee (or, in the case of death, his designated beneficiary or estate) within sixty (60) days after such termination of employment. For purposes of this SAR Agreement, "disability" shall have the meaning given in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended, or shall be as determined by the Board of Directors of the Company in its discretion.

                  (b) If the employment of the Employee is terminated for cause, as defined below, all SARs credited to the Employee's SAR Account shall terminate immediately upon such termination and the Employee shall have no further rights or benefits under this SAR Agreement. For purposes of this SAR Agreement, the term "for cause" shall be defined as a good faith express determination by the Board of Directors of the Company that the Employee has been guilty of willful misconduct or dishonesty, a good faith express determination by the Board of Directors of the Company that the Employee has been grossly derelict in or has breached or has grossly neglected his duty to the Company or upon the Employee's voluntarily leaving the employment of the Company and thereafter becoming employed by or associated directly or indirectly with a firm or entity which, in the good faith determination by the Board of Directors of the Company, is in direct competition with the Company and/or one or more of its subsidiaries.

                  (c) If the employment of the Employee is terminated by the Company other than for cause, the SARs shall not terminate and this SAR Agreement shall continue in full force and effect.

         6. Rights as Stockholder. The grant of SARs under this SAR Agreement shall not entitle the Employee to any dividend or voting rights or any other rights of a stockholder of the Company.

         7. No Right to Continued Employment. Neither the grant of SARs hereunder nor the entering into of this SAR Agreement shall give the Employee any right to continue in the employ or service of the Company, and the right to dismiss the Employee is specifically reserved to the Company.

         8. Tax Liability. The Company shall be entitled to withhold for taxes from amounts payable to the Employee under this SAR Agreement such amounts as may be required by applicable law. Other than the liability the Company may have for matching FICA and Medicare taxes or for failure to withhold taxes as required by law, the Company shall have no liability for any tax imposed on the Employee as a result of amounts paid or payable to the Employee under this SAR Agreement.


         9. Governing Law. The SAR Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of Alabama, without regard to principles governing conflicts of law.

         10. Entire Agreement. This SAR Agreement constitutes the entire agreement between the Company and the Employee and supersedes any prior terms, conditions, understandings, agreements or representations by or between the Company and the Employee, whether written or oral, to the extent they related in any way to the subject matter hereof.

         IN WITNESS WHEREOF, this SAR Agreement is executed and delivered by the undersigned parties on this 3rd day of January, 2000.



                                                  MARTIN INDUSTRIES, INC.


                                By
                                   ---------------------------------------------
                                 Its     President & Chief Executive Officer
                                     -------------------------------------------


                                ------------------------------------------------
                                             CORPORATE OFFICER

                                301 E. Tennessee Street
                                ------------------------------------------------
                                            Street Address

                                Florence, Alabama 35630
                                ------------------------------------------------
                                       City, State and Zip Code